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                  [VAVRINEK, TRINE, DAY & CO., LLP LETTERHEAD]


                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to this Registration Statement of Southwest Community Bancorp on Form S-1 of our report dated January 30, 2004, except for Notes 21 and 22, to which the dates are February 26, 2004 and May 20, 2004, respectively, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
July 6, 2004